                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            JW CHARLES FINANCIAL SERVICES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                      JW CHARLES FINANCIAL SERVICES, INC.
                           980 NORTH FEDERAL HIGHWAY
                                   SUITE 210
                           BOCA RATON, FLORIDA 33432

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 11, 1996
                             ---------------------

To the Stockholders of
JW Charles Financial Services, Inc.:

    Notice is hereby given that the Annual Meeting of Stockholders of JW Charles Financial Services, Inc. (the "Company") will be held on Tuesday June 11, 1996 at 10:00 a.m. Eastern Time, at the Company's Executive Offices, 980 North Federal Highway, Suite 310, Boca Raton, Florida, for the following purposes:

    1. To elect eight (8) directors to hold office until the 1997 Annual Meeting of Stockholders and until their respective successors, if there are to be any, have been duly elected and have qualified; and

    2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Only stockholders of record at the close of business on April 26, 1996 are entitled to notice of and to vote at the Annual Meeting of Stockholders or any postponement or adjournment thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Joel E. Marks
                                          SECRETARY

April 30, 1996

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                      JW CHARLES FINANCIAL SERVICES, INC.

                                PROXY STATEMENT
                          DATED APRIL 30, 1996 FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 11, 1996

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of JW Charles Financial Services, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday June 11, 1996, including any postponement, adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

    Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about April 30, 1996.

    Only stockholders of record at the close of business on April 26, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 3,914,748 shares of Common Stock, par value $.001 per share ("Common Stock"), outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting, either in person or by proxy, of holders of a majority of the shares of Common Stock outstanding is necessary to constitute a quorum for the transaction of all business before the Annual Meeting.

    Proxies in the accompanying form, duly executed and returned to the management of the Company, and not revoked, will be voted at the meeting. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by delivery of a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the meeting and voting in person.

    A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON APRIL 26, 1996. ADDITIONAL COPIES OF THE ANNUAL REPORT AND COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED FREE OF CHARGE UPON WRITTEN REQUEST TO:

                      JW CHARLES FINANCIAL SERVICES, INC.
                           980 NORTH FEDERAL HIGHWAY
                                   SUITE 310
                           BOCA RATON, FLORIDA 33432
                      ATTN: INVESTORS RELATIONS DEPARTMENT

    If the person requesting the Form 10-K was not a stockholder of record on April 26, 1996, the request must include a representation that the person was a beneficial owner of Common Stock on that date. Copies of any exhibits to the Form 10-K will also be furnished on request and upon payment of the Company's expenses in furnishing the exhibits.

    Proxies that are executed but which do not contain any specific instructions will be voted for the election of all the nominees for directors specified herein and in the discretion of the persons appointed as proxies on any other matter that may properly come before the Annual Meeting or any postponement, adjournment or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

    The following table sets forth the holdings of Common Stock, which is the Company's only class of voting securities, by the only stockholders who, as of April 26, 1996, were known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock, by all directors, nominees for director and disclosed highly compensated executive officers and by all directors and executive officers of the Company as a group, as of the same date. Unless otherwise indicated, the person or entity has sole power to vote and dispose of the shares. The address for each of Messrs. Leeds, Marks, Glaser and Ferguson is c/o the Company at 980 North Federal Highway, Suite 310, Boca Raton, Florida 33432; the address for each of Gilman CMG, Inc. ("GCMG") and Messrs. Cropper, Faiella, Robilotto and Weinberg is 111 West 50th Street, New York, New York 10020.

                                                                      NUMBER OF SHARES
                                                                        BENEFICIALLY
                      NAME OF BENEFICIAL OWNER                              OWNED         PERCENT OF CLASS
                    ----------------------------                      -----------------  -------------------
Marshall T. Leeds (1)(2)............................................          630,000                16%
Gilman CMG, Inc. (1)................................................        1,915,849                49%
Joel E. Marks (1)(3)(4).............................................          244,989                 6%
Gregg S. Glaser (4).................................................           51,000                 1%
Wm. Dennis Ferguson (4).............................................           35,000                 1%
Stephen W. Cropper (5)..............................................                0                 *
John R. Faiella (5).................................................                0                 *
Joseph P. Robilotto.................................................                0                 *
Michael B. Weinberg.................................................                0                 *
All directors and executive officers
 as a group (8 persons) (2)(3)(4)...................................          960,989                23%

- ------------------------
*   Less than one percent (1%).

(1) Mr. Leeds and GCMG previously agreed to support an equal number of persons identified by the other for election as directors of the Company; they have also agreed to certain restrictions on their respective rights to dispose of their shares. See "ELECTION OF DIRECTORS -- Arrangements For Board and Management," below. On May 15, 1995, the Company entered into a Stock Repurchase Agreement with GCMG to repurchase all of the approximately 49% of the Company's outstanding common stock held by GCMG. The repurchase price per share is a minimum of $3.00, subject to certain adjustments each year based upon changes in the Company's net tangible book value, as defined. In connection with that transaction, Messrs. Leeds and Marks agreed with GCMG to vote for the election as directors of the Company an equal number of nominees identified by GCMG on the one hand and by Messrs. Leeds and Marks on the other hand. See "CERTAIN TRANSACTIONS", below.

(2) Includes 150,000 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(3) Includes 114,000 shares of Common Stock owned by Mr. Marks' wife and 80,000 shares of Common Stock owned by Mr. Marks as custodian for his minor children.

(4) Includes 30,000 shares of Common Stock issuable upon exercise of currently exercisable stock options held by each of Messrs. Marks, Glaser and Ferguson.

(5) As a result of their respective positions with GCMG, see "ELECTION OF DIRECTORS" below, Messrs. Cropper and Faiella may be deemed to be beneficial owners of the shares of Common Stock owned by GCMG. Each of them disclaims any such beneficial ownership.

                             ELECTION OF DIRECTORS
                       (Item Number 1 on the Proxy Card)

    The Company's Board of Directors presently consists of eight members, each of whom serves for a one-year term until the next annual meeting of stockholders and his successor, if there is to be one, is duly elected and qualified. Each of the nominees is listed below, along with certain background information.

    Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock entitled to vote for the election of directors at a meeting at which a quorum is present. A quorum will be present for the annual meeting when the holders of a majority of the shares outstanding on the Record Date are present in person or by proxy. An abstention and a broker non-vote are included in determining whether a quorum is present, but will not affect the outcome of the vote. Unless otherwise indicated on a proxy, all duly executed proxies granted by the holders of the Common Stock will be voted individually at the Annual Meeting for the election of each nominee. Each nominee has indicated that he will serve if elected, but if the situation should arise that any nominee is no longer able or willing to serve, the proxy may be voted for the election of such other person as may be designated by the Board of Directors. Each person elected as a director shall serve a term that continues until the next annual meeting and until his successor, if there is to be one, is duly elected and qualified.

           NAME                 AGE      DIRECTOR SINCE           POSITION(S) WITH THE COMPANY
- --------------------------      ---      ---------------  --------------------------------------------
Marshall T. Leeds                   40           1983     President, Chief Executive Officer and
                                                           Chairman of the Board
Joel E. Marks                       39           1983     Vice Chairman, Chief Financial Officer and
                                                           Secretary
Wm. Dennis Ferguson                 52           1990     Executive Vice President and Director
Gregg S. Glaser                     36           1990     Executive Vice President, Treasurer and
                                                           Director
Stephen W. Cropper                  48           1995     Director
John R. Faiella                     54           1995     Director
Joseph P. Robilotto                 52           1995     Director
Michael B. Weinberg                 58           1995     Director

    MARSHALL T. LEEDS, a co-founder of the Company in 1983, also serves as President and Chief Executive Officer of Corporate Securities Group, Inc. ("CSG"), JW Charles Clearing Corp. ("JWC Clearing"), JW Charles Securities, Inc. ("JWC Securities") and DMG Securities, Inc., four of the Company's wholly-owned subsidiaries. Mr. Leeds is past Chairman of Regional Investment Bankers Association, Inc., ("RIBA") the country's largest association of independent broker-dealers involved in the underwriting of debt and equity securities, and currently serves on the Independent Contractor Firm Committee of the Securities Industries Association.

    JOEL E. MARKS, the other co-founder of the Company, also serves as the Senior Managing Director of Investment Banking and as Executive Vice President of each of the Company's wholly-owned subsidiaries. Mr. Marks is a Certified Public Accountant, and prior to 1983, he was employed in various capacities in both the audit and tax departments of the international accounting and consulting firm of Deloitte & Touche LLP. From 1987 to 1994 he served as Senior Vice President and Chief Financial Officer of Automobile Protection Corporation
- -- APCO, an unaffiliated public corporation. Mr. Marks currently serves on the Board of Directors of the RIBA and is the Chairman of its Education and Planning Committee.

    WM. DENNIS FERGUSON serves as Executive Vice President of each of the Company's wholly-owned subsidiaries. From July 21, 1990 to October 31, 1990, prior to its acquisition by the Company, Mr. Ferguson served as acting President and Chief Executive Officer of the predecessor company then known as JW Charles Financial Services, Inc. ("Old JWC Financial") which was acquired by the Company on November 1, 1990. From 1981 to 1991 he held various executive positions at Old JWC Financial. Mr. Ferguson received a Bachelor of Science degree from Florida Southern College and attended Florida Atlantic University Graduate School. From 1978 to 1980, Mr. Ferguson was Area Vice President and Office Manager for the investment banking firm of Dean Witter Reynolds.

    GREGG S. GLASER serves as Executive Vice President and Treasurer of each of the Company's wholly-owned subsidiaries. Mr. Glaser is a Certified Public Accountant with a Bachelor of Science degree from the University of Florida. From 1981 to 1986, when he joined Old JWC Financial, Mr. Glaser was a senior auditor with the Fort Lauderdale office of the international accounting and consulting firm of Price Waterhouse LLP.

    STEPHEN  W.  CROPPER  is  a  director  and  officer  of  Gilman   Securities
Corporation and GCMG, subsidiaries of Gilman Investment Company, a holding company which through its principal subsidiary, Gilman Paper Company, is engaged in the manufacture and sale of paper and lumber products. Mr. Cropper also serves as Assistant General Counsel of Gilman Paper Company.

    JOHN R. FAIELLA is a director and President of Gilman Securities Corporation and GCMG, as well as Treasurer of Gilman Investment Company and Gilman Paper Company.

    JOSEPH P. ROBILOTTO is an officer of Gilman Securities Corporation and is Vice President of Gilman Paper Company.

    MICHAEL B. WEINBERG is both an attorney-at-law and Certified Public Accountant engaged in the private practice of law. Mr. Weinberg currently serves as Tax Counsel to Gilman Paper Company.

    During the last fiscal year, the Board of Directors held six (6) meetings. All the nominees for reelection as directors attended all the Board and committee meetings held during their directorship.

BOARD COMMITTEES

    AUDIT COMMITTEE. The Audit Committee supervises independent audits of the Company and its subsidiaries and oversees the establishment of appropriate accounting policies and internal accounting controls. Members are Mr. Weinberg, Chairman; Mr. Marks and Mr. Glaser. The Audit Committee met two times during 1995.

    The Audit Committee's principal functions include reviews of audit plans, scope of examinations and findings of the Company's independent public accountants; significant legal matters; internal controls; and the adequacy of insurance coverage. Further, it is the responsibility of this committee to recommend to the Board the annual appointment of the independent public accountants, to review the findings of the independent public accountants and external regulatory agencies and to oversee the accounting policies used in preparing the Company's financial statements.

    COMPENSATION COMMITTEE. The Compensation Committee oversees the Company's compensation policies and programs. Members are Mr. Marks, Chairman; Mr. Faiella and Mr. Glaser. The Compensation Committee met one time during 1995.

    The Compensation Committee reviews and approves the Company's general compensation policies and programs to maintain an environment that attracts and retains people of high capability, commitment and integrity, while also providing incentives for executive and other personnel of the Company to contribute to the success and profitability of the Company for the benefit of its stockholders.

    OTHER COMMITTEES. In addition to the committees described above, the Board also has an Investment and Risk Committee whose function is primarily to oversee the Company's investment policies and procedures and establish guidelines to be used by the Company's principal product managers.

    The Company does not have a standing nominating committee of the Board of Directors.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who beneficially own more than ten percent of the Company's Common Stock ("ten-percent stockholders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and with the National Association of Securities Dealers, Inc. ("NASD"). Officers, directors and ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it and information furnished to the Company by such persons, the Company believes that during the Company's fiscal year ended December 31, 1995, all its officers, directors and ten-percent stockholders complied with the Section 16(a) reporting requirements.

ARRANGEMENTS FOR BOARD AND MANAGEMENT

    In connection with the series of transaction by which GCMG acquired its ownership of Common Stock during 1993 and 1994 and by which the Company and GCMG agreed in 1995 for the future repurchase of such stock, Mr. Leeds and Mr. Marks on the one hand and GCMG on the other hand have agreed to support an equal number of persons identified by the other for election as directors of the Company, and, consistent with that agreement, they each identified four of the eight current nominees. They have also agreed to certain restrictions on their respective rights to dispose of their shares. These parties have agreed to support all eight nominees for election at the Annual Meeting.

    In connection with the series of transactions between the Company and Wilmington Trust Company ("Wilmington") as more fully described in the "Certain Transactions" section herein, the Company granted Wilmington the right to appoint one member to serve on its Board of Directors. Wilmington has not yet exercised such right.

                             EXECUTIVE COMPENSATION

    The following table sets forth the annual and long-term compensation for services rendered in all capacities to the Company and its subsidiaries for the Company's Chief Executive Officer and each of the other executive officers whose aggregate cash compensation exceeded $100,000 ("Named Executive Officers") during the Company's last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                                                                  AWARDS (1)
                           ANNUAL COMPENSATION                              ----------------------
- --------------------------------------------------------------------------  RESTRICTED
               NAME                                                            STOCK     OPTIONS/     ALL OTHER
      AND PRINCIPAL POSITION           YEAR       SALARY         BONUS        AWARDS     SARS (2)   COMPENSATION
- -----------------------------------  ---------  -----------  -------------  -----------  ---------  -------------
Marshall T. Leeds                         1995  $   263,681  $   1,050,672      --          --       $    13,000
  President and Chief                     1994  $   256,750  $     742,600      --          --       $    14,620
  Executive Officer                       1993  $   250,000  $     906,285      --         150,000   $     4,497
Joel E. Marks                             1995  $   120,000  $     267,407      --          --       $     3,000
  Chief Financial Officer and             1994  $   120,000  $     285,562      --          40,000   $     4,620
  Executive Vice President                1993  $   100,000  $     132,857      --          --       $   --
Wm. Dennis Ferguson                       1995  $   120,000  $     180,199      --          --       $     3,000
  Executive Vice President                1994  $   120,000  $     126,695      --          40,000   $     4,620
                                          1993  $   100,000  $     169,058      --          --       $     4,497
Gregg S. Glaser                           1995  $   122,592  $      56,408      --          --       $     3,000
  Treasurer and Executive                 1994  $   120,000  $      42,075      --          40,000   $     3,195
  Vice President                          1995  $    96,000  $      48,000      --          --       $     2,767

- ------------------------
(1) There were no payouts of long term compensation during the fiscal year.

(2) All are stock options and, except for the 150,000 options issued to Mr. Leeds in 1993, were issued pursuant to the Company's 1990 Stock Option Plan discussed elsewhere herein.
                            ------------------------

    Directors are not compensated for their attendance at Board of Directors or Board Committee meetings. Each director is reimbursed for travel expenses incurred in connection with attendance at meetings of the Board of Directors and Board Committees.

    The following tables show, as to the Company's Chief Executive Officer and Named Executive Officers, certain information with respect to options granted to them. No stock appreciation rights ("SARs") have been granted.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                      VALUE OF
                                                                         NUMBER OF SECURITIES       UNEXERCISED
                                                                              UNDERLYING            IN-THE-MONEY
                                                                              UNEXERCISED            OPTIONS AT
                                                                              OPTIONS AT         DECEMBER 31, 1995
                                                                         DECEMBER 31, 1995 (#)          ($)
                                                                         ---------------------  --------------------
                               SHARES ACQUIRED ON                           EXERCISABLE/(E)       EXERCISABLE/(E)
NAME                              EXERCISE (#)      VALUE REALIZED ($)     UNEXERCISABLE (U)     UNEXERCISABLE (U)
- -----------------------------  -------------------  -------------------  ---------------------  --------------------
Marshall T. Leeds                      --                   --                    155,000(E)         $   75,640(E)
                                                                                  --     (U)         $        0(U)
Joel E. Marks                          --                   --                     30,000(E)         $   37,890(E)
                                                                                   10,000(U)         $   12,630(U)
Wm. Dennis Ferguson                    --                   --                     35,000(E)         $   47,830(E)
                                                                                   10,000(U)         $   12,630(U)
Gregg S. Glaser                        --                   --                     35,000(E)         $   47,830(E)
                                                                                   10,000(U)         $   12,630(U)

    At December 31, 1995 the closing bid price of the Company's Common Stock was $4 1/8.

1990 STOCK OPTION PLAN

    The Company has a 1990 Stock Option Plan (the "Plan") pursuant to which 800,000 shares of Common Stock have been reserved for issuance upon exercise of options granted under the Plan. Such options may be designated as either "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or as non-qualified options. The purpose of the Plan is to encourage stock ownership by certain officers and employees of the Company, and certain other key persons instrumental to the success of the Company, and to give them a greater personal interest in the success of the Company. The Plan is administered by the Board of Directors of the Company which determines, among other things, the persons to be granted options under the Plan, the number of shares subject to each option and the option price and exercise price.

    If the Board grants an incentive stock option, the term of the option cannot exceed ten years from the date of grant, and in the case of an incentive stock option granted to a person owning more than 10% of the Common Stock, the term cannot exceed five years from the date of grant. The option exercise price for incentive stock options may not be less than 100% of the fair market value per share on the date of grant, and the exercise price of any incentive stock option granted to an eligible employee owning more than 10% of the outstanding Common Stock may not be less than 110% of the fair market value on the date of grant. The exercise term of a non-qualified stock option may be unlimited and the option price may be as low as the par value per share. The option price is payable in full upon exercise of any option, and payment may be made in cash, by delivery of shares of the Company's Common Stock, by delivery to the Company of a promissory note, or by a combination of any of these methods, as prescribed by the Company in its grant of the option.

    Each option not exercised expires as provided in the option agreement. Options are non-transferable, except in the event of death of the optionee.

    At December 31, 1995, options to purchase 381,250 shares of Common Stock, at prices ranging from $2.00 to $3.83 per share, were outstanding under the 1990 Stock Option Plan. To date, options to purchase 113,500 shares of Common Stock granted under the 1990 Stock Option Plan have been exercised, of which 15,000 shares of Common Stock were subsequently forfeited because of the failure of the former optionee to fulfill the continuation conditions for vesting in the shares of Common Stock.

SAVINGS AND INVESTMENT PLAN

    The Company has an Incentive Savings and Investment Plan (the "Savings Plan"), adopted by Old JWC Financial in 1986, which offers its employees tax advantages pursuant to Section 401(k) of the Internal Revenue Code. Under the terms of the Savings Plan, a participant may elect to defer up to 10% of his or her compensation. The Company will make a matching contribution to the Savings Plan of 50% of the first 4% of compensation contributed by each participant who is employed by the Company or a qualified subsidiary on December 31st of such year. Participants' contributions to the Savings Plan are fully vested at all times and are not subject to forfeiture. The Company's matching contribution vests to each participant over a five-year vesting schedule based upon the participant's years of service with the Company. Contributions are made by participants by means of a payroll deduction program. Within specified limits, participants have the right to direct their savings into certain kinds of investments as specified in the Savings Plan.

    The Company's matching contribution during the year ended December 31, 1995 for each of the individuals named in the Summary Compensation Table is included in such table as "All Other Compensation."

                              CERTAIN TRANSACTIONS

    The Company has borrowed over the past few years an aggregate of $5,000,000 from GCMG or an affiliate thereof, which owns approximately 49% of the Company's outstanding shares of Common Stock. On May 15, 1995, the Company and GCMG entered into a new loan agreement (the "Gilman Loan") for a refinancing of that debt, pursuant to which the debt was converted to a $5,000,000 term loan, bearing interest at a rate of 10% per annum. On May 16, 1995, $1,000,000 of principal was repaid, with repayment of the remaining $4,000,000 of principal payable in equal quarterly installments of $250,000 due on July 15, October 15, January 15, and April 15, of each year until paid in full. Interest accrues on the principal outstanding from time to time and is payable quarterly on the same dates that principal payments are required. The Company has the option to prepay principal, in whole or in part at any time, without premium or penalty. At March 26, 1996, $3,250,000 was outstanding under the Gilman Loan.

    On May 15, 1995, the Company entered into a Stock Repurchase Agreement (the "Agreement") with GCMG to repurchase all of the approximately 49% of the Company's outstanding common stock held by GCMG. Beginning April 15, 1996, the Company is obligated, under the Agreement, to repurchase stock each year in an amount equal to 50% of annual net income, as defined, until all the Gilman stock is repurchased. For purposes of determining the aggregate amount of stock required to be repurchased each year, net income is reduced by principal payments on the Gilman Loan. The repurchase price per share is a minimum of $3.00, subject to certain adjustments each year based upon changes in the Company's net tangible book value, as defined. On April 15, 1996, the Company repurchased 315,510 shares of common stock from GCMG for total consideration of $1,155,000. The Company must complete the repurchase of all the GCMG stock by April 15, 2003 or pay a one time penalty of $672,000.

    On May 15, 1995, the Company reclassified $5,798,000, representing $3.12 per share from additional paid-in capital and retained earnings to mandatorily redeemable common stock to reflect the terms of the Agreement.

    The difference between the initially recorded cost of the mandatorily redeemable common stock and the adjusted purchase price has been accreted to mandatorily redeemable common stock through a $1,035,000 direct charge to retained earnings. In conjunction with the Agreement, the Company purchased all of the Company's outstanding preferred stock from GCMG for an aggregate price of $700.

    On January 19, 1996, the Company obtained an unsecured $2,500,000 revolving line of credit from Wilmington Trust Company for general corporate purposes (the "Wilmington Facility"). The

Wilmington Facility matures on December 31, 2002, at which time all outstanding borrowings plus all accrued and unpaid interest will become due and immediately payable. Borrowings under the Wilmington Facility bear interest at Wilmington's National Commercial Rate, with interest payments due monthly in arrears. The Company is required to maintain certain debt covenants, including (i) minimum stockholders' equity equal to at least $7,000,000, plus 30% of net income for all future fiscal quarters periods, plus 75% of the net proceeds from common stock issuances and (ii) net income, as defined, in excess of $1,500,000 for any four quarters within any consecutive six-quarter period. As of March 26, 1996, the Company had the entire $2,500,000 Wilmington Facility available for future borrowings.

    In connection with the Wilmington Facility, the Company entered into a Marketing Agreement with Wilmington Trust FSB and granted W T Investments, Inc. a warrant to purchase up to 400,000 shares of the Company's common stock at any time prior to December 31, 2002. The exercise price per share is the greater of $5.50 or an amount equal to the sum of (i) total gross revenues multiplied by
 .175 plus (ii) earnings before tax multiplied by 2.5 and divided by the weighted average number of common shares outstanding based upon the Company's audited financial statements. The Marketing Agreement provides that the Company will market certain products and services, initially personal trust and asset management services, provided by Wilmington Trust FSB, to the Company's brokers, clients and prospects.

                        REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee has provided the following report:

    The compensation policies of the Company have been developed to link the compensation of the executive officers of the Company with enhanced stockholder value. Through the establishment of both short-term and long-term incentive plans and the use of base salary and performance bonus combinations, the Company seeks to align the financial interests of its executive officers with those of its stockholders.

PHILOSOPHY AND COMPONENTS

    In designing its compensation programs, the Company follows its belief that compensation should reflect both the Company's recent performance and the value created for stockholders, while also supporting the broader business strategies and long-range plans of the Company and the relative compensation levels of other firms in the Company's market segments. In doing so, the compensation programs reflect the following general characteristics:

    - The Company's financial performance and in particular that of the individual.

    - An annual incentive plan, which generates a portion of compensation  based
      on   the  achievement   of  specific  performance   goals,  with  superior
      performance resulting in commensurate total annual compensation.

    The Company's executive compensation is based upon the components listed below, each of which is intended to serve the overall compensation philosophy:

        BASE SALARY. Base salary is intended to be set at a level slightly below the competitive amounts paid to executive officers of similar businesses in structure, size, and market orientation. Salaries for executive officers are reviewed by the Board on an annual basis, or in the case of the Chief Executive Officer, according to the specific terms of his employment agreement as discussed below.

        INCENTIVE COMPENSATION. In accordance with the Company's philosophy of tying a substantial portion of the compensation of its executive officers to the achievement of specific performance goals, an incentive plan is developed for each of its executive officers. The Company's incentive plans are designed to reward superior performance with total compensation above competitive levels. On the other hand, in the event performance goals are not achieved and the Company suffers as a result, compensation of affected executive officers may fall below competitive levels.

        STOCK OPTIONS. The Company periodically awards its executive officers with stock options granted under the terms of its 1990 Stock Option Plan. Options are awarded to selected executive officers and other persons in recognition of the outstanding contribution they have made to the Company's financial performance. The awarding of options is designed to encourage ownership of the Company's Common Stock by its executive officers thereby aligning their personal interests with those of our stockholders.

    The Compensation Committee also believes that the Company's Savings and Investment Plan, which includes participants other than executive officers, is an important part of the Company's overall compensation program.

    The Compensation Committee reviews and determines the compensation of the executive officers of the Company with this philosophy on compensation as its basis. While promoting initiative and providing incentives for superior performance on behalf of the Company for the benefit of its stockholders, the Compensation Committee also seeks to assure that the Company is able to compete for and retain talented personnel who will lead the Company in achieving levels of financial performance that will enhance stockholder value over the long-term as well as short-term.

CEO EMPLOYMENT AGREEMENT

    Effective January 1, 1994, the Company entered into an employment agreement with Mr. Leeds to provide for his continued service as President and Chief Executive Officer for a three (3) year "evergreen" period. In this context, the evergreen period means that the term of the agreement on any given day, unless the agreement has previously been terminated, extends for three (3) years from that day. Under the terms of his employment agreement, Mr. Leeds receives a base annual salary of $250,000, subject to an annual adjustment to reflect changes in the consumer price index. Additionally, Mr. Leeds receives an annual bonus equal to the sum of (i) 10% of the Company's consolidated net income available to common stockholders up to $500,000 plus (ii) 10% of the amount by which the Company's consolidated net income available to common stockholders exceeds 25% of the arithmetic average of total stockholders' equity calculated by adding together total stockholders equity at January 1, 1994 and December 31, 1994. Mr. Leeds is also eligible to participate in the other employee benefit plans as generally made available to senior management of the Company. Mr. Leeds' employment is terminable by the Company without cause at any time by paying Mr. Leeds a lump sum payment equal to the greater of $1,000,000 or the sum of (i) his base salary payable for the remainder of the term, plus (ii) three times the greater of (A) the amount of annual bonus that was payable to him with respect to the immediately preceding fiscal year or (B) the arithmetic average of the amounts of annual bonus that were payable to him with respect to the immediately preceding three fiscal years, and by immediately vesting him in any and all options he may possess which have not yet vested.

    The Compensation Committee believes that the compensation terms of Mr. Leeds' employment agreement are consistent with and reflect the Company's executive compensation philosophy. The base salary to Mr. Leeds is somewhat less than what the Compensation Committee believes exists in the Company's industry, and the opportunities for bonus compensation are tied to the Company's performance in terms of value to its stockholders. Additionally, the options to be granted to Mr. Leeds are subject to long-term vesting.

               Joel E. Marks - John R. Faiella - Gregg S. Glaser

                               PERFORMANCE GRAPH

    The following graph demonstrates the performance of the cumulative total return to the stockholders of the Company's Common Stock during the previous five years in comparison to the cumulative total return on the for the NASDAQ Stock Market and the cumulative total return for the NASDAQ Financial Stocks.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                  KORP      NASDAQ COMPOSITE INDEX     NASDAQ FINANCIAL STOCKS
1990                                              100.000                    100.000                    100.000
1991                                             2000.000                    187.214                    149.540
1992                                             3100.000                    217.882                    213.884
1993                                             3200.000                    250.116                    248.587
1994                                             2900.000                    244.490                    249.168
1995                                             3350.400                    345.484                    363.023
Comparison of Five Year Cumulative Total Re-
turn

                          INDEXED RETURNS (1990 = 100)

                                                             ANNUAL RETURN
                                         -----------------------------------------------------
                                           1991       1992       1993       1994       1995
                                         ---------  ---------  ---------  ---------  ---------
JW Charles Financial Services, Inc.
 Common Stock..........................    2000.00    3100.00    3200.00    2900.00    3350.40
NASDAQ Composite Index.................    187.214    217.882    250.116    244.490    345.484
NASDAQ Financial Index.................    149.540    213.884    248.587    249.168    363.023

    Assumes $100 invested in JW Charles Financial Services, Inc. Common Stock, NASDAQ Composite Index and NASDAQ Financial Index.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    Price Waterhouse LLP ("Price Waterhouse") has examined and reported upon the financial statements of the Company for the fiscal year ended December 31, 1995 and has been selected by the Board of Directors to examine and report upon the financial statements of the Company for the year ending December 31, 1996. Price Waterhouse has no direct or indirect interest in the Company or any affiliate of the Company. A representative of Price Waterhouse is expected to be present at the Annual Meeting, with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

    On September 6, 1995, the Company engaged the services of Price Waterhouse as independent accountants for the fiscal year ended December 31, 1995 to succeed Ernst & Young LLP ("Ernst & Young") as independent accountants for the Company. The appointment of Price Waterhouse to serve as the Company's independent accountants was recommended by the Company's Audit Committee and approved by its Board of Directors. On June 21, 1995, Ernst & Young notified the Company that it was resigning as the Company's independent accountants. Prior to receiving such notice from Ernst & Young, the Company had informed Ernst & Young that it proposed to reassess its engagement of its independent accountants, and it had discussed that matter with Ernst & Young. Ernst & Young had served as the Company's independent accountants since 1990.

    During the two most recent fiscal years, there have been no disagreements with Price Waterhouse or Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events. The reports of Ernst & Young on the Company's financial statements of the Company for the past two fiscal years ended December 31, 1994 and 1993 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

                STOCKHOLDERS' PROPOSALS FOR 1997 ANNUAL MEETING

    Stockholders who wish to present proposals appropriate for consideration at the Company's 1997 Annual Meeting of Stockholders must submit the proposals in proper form to the Company at its address set forth on the first page of this Proxy Statement no later than January 31, 1997 in order for the proposals to be considered for inclusion in the Company's proxy statement and form of proxy relating to such Annual Meeting.

                                 OTHER MATTERS

    All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and soliciting proxies will be paid by the Company. It is estimated that such costs will be nominal. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to beneficial owners of stock. The solicitation of proxies will be conducted primarily by mail but may include telephone, telegraph or oral communications by directors, officers or regular employees of the Company, acting without special compensation.

    The Board of Directors is aware of no other matters, except for those incidental to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any postponement, adjournment or adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

    Stockholders are urged to fill in, date and sign the accompanying form of proxy and return it to the Company as soon as possible.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Joel E. Marks
                                          SECRETARY

                      JW CHARLES FINANCIAL SERVICES, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 11, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned having received notice of the Annual Meeting of Stockholders and revoking all prior proxies, hereby appoints Marshall T. Leeds and Joel E. Marks, and each of them, attorneys or attorney of the undersigned, with full power of substitution in each of them, for and in the name of the undersigned, to attend the Annual Meeting of Stockholders of JW Charles Financial Services, Inc. (the "Company") to be held at the Company's executive offices, 980 North Federal Highway, Suite 310, Boca Raton, Florida on Tuesday, June 11, 1996, at 10:00 A.M., Eastern Time, and any postponement or adjournment thereof, and to vote and act upon the following matters in respect of all shares of common stock of the Company that the undersigned will be entitled to vote or act upon, with all powers the undersigned would possess if personally present:

       1.  ELECTION OF DIRECTORS:
           To re-elect each of the following nominees, as a director of the Company, for a term of one year:
           Stephen W. Cropper            John R. Faiella            W. Dennis Ferguson            Gregg S. Glaser
           Marshall T. Leeds            Joel E. Marks            Joseph P. Robilotto            Michael B.
           Weinberg
           / / FOR           / / WITHHOLD AUTHORITY
           (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, WRITE HIS NAME BELOW. TO VOTE FOR OR
           WITHHOLD AUTHORITY FOR ALL NOMINEES, MARK THE APPROPRIATE BOX.
- ------------------------------------------------------------------------------------------------------------------------------
       2.  To vote, in the proxies' discretion, upon such other business as may properly come before the meeting or any adjournment thereof.
           / / AUTHORITY GRANTED           / / AUTHORITY WITHHELD

                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)

    The shares represented by this proxy will be voted as directed by the undersigned and as indicated herein. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE ELECTION OF DIRECTORS, OR THE DISCRETIONARY AUTHORITY OF THE PROXIES TO VOTE UPON OTHER PROPER BUSINESS, THIS PROXY WILL BE VOTED FOR SUCH ELECTION, AND THE PROXIES, IN THEIR DISCRETION, WILL VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
    Attendance of the undersigned at the meeting or at any postponement or adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting the intention of the undersigned to vote such shares in person.
                                             Dated: ______________________, 1996
                                             BE SURE TO DATE THE PROXY
                                             ___________________________________
                                             Signature

                                             IF SHARES ARE HELD BY MORE THAN ONE
                                             OWNER,  EACH MUST  SIGN. EXECUTORS,
                                             ADMINISTRATORS, TRUSTEES,
                                             GUARDIANS, AND OTHERS SIGNING IN  A
                                             REPRESENTATIVE CAPACITY SHOULD GIVE
                                             THEIR FULL TITLES.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN ABOVE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.